UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 15, 2006, the Compensation Committee (“Committee”) of the Board of Directors of ICO, Inc. (the “Company”) granted the following stock options (“Options”) pursuant to the terms of the Company’s First Amended and Restated 1996 Stock Option Plan (the “Plan”): (i) to Dario E. Masutti (President, ICO-Courtenay Australasia), options to purchase 35,000 shares of ICO, Inc. common stock (“Shares”); and (ii) to Derek R. Bristow (President, ICO Europe), options to purchase 40,000 Shares. The following terms apply to the grants to Messrs. Masutti and Bristow: 25% of the Options granted vest on each of the first, second, third, and fourth anniversaries of the date of grant. The exercise price is $4.79 per Share (representing the fair market value of the Shares on the date of grant, as defined in the Plan). The Options expire, if not exercised, on the earlier of seven years after the date of grant, or three months after the Option holder ceases to be employed by ICO, Inc. or one of its subsidiaries.

SIGNATURES

ICO, INC.

Date: June 19, 2006	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer